Exhibit 99.1

GWG HOLDINGS ReportS THIRD Quarter
2016 Financial Results

MINNEAPOLIS, MN – November 8, 2016 – GWG Holdings, Inc. (Nasdaq: GWGH), a specialty finance company and a leading purchaser in the life insurance secondary market, today announced its financial results for the third quarter ended September 30, 2016.

Highlights for the Three Months Ended September 30, 2016

●	GAAP Financial Information

○	Total revenue of $13.9 million, up over 68% from the prior year

○	Net loss attributable to common shareholders of $2.6 million, or $0.50 per basic and fully diluted share, respectively

●	Non-GAAP Financial Information[1]

○	Adjusted Non-GAAP net income of $7.6 million, or $1.28 per basic share[2]

●	Completed a new $172 million, 10-year credit facility, creating further capacity for growth of our business while improving the funding profile of our balance sheet

●	Increased the total number of financial advisors able to sell GWG’s investment products to approximately 4,300

●	Raised a record $83 million of debt & equity capital from GWG’s investment product offerings

●	Increased the number of appointed agents able to source life insurance policies through GWG’s Appointed Agent Program to more than 2,900

●	Purchased $122.6 million in face value of policy benefits, the third consecutive quarter of growth in excess of $100 million

●	GWG’s direct-origination channel – purchases of life insurance policies through independent financial advisors and life insurance agents – accounted for 34% of total purchases

●	Ended the quarter with a portfolio of life insurance of $1.27 billion in face value of policy benefits covering 562 unique lives; a net sequential growth of $117.3 million

●	Recognized $5.3 million in policy benefits from four life insurance policies during the quarter

●	Recognized policy benefits in each of 10 consecutive calendar months through October 2016, a record for the company and further evidence of increasing cash flow stability

●	Reported a total liquidity position of $117 million at November 2, 2016[3]

●	Recently exercised an option with University of California, Los Angeles (UCLA) for the exclusive license of “DNA Methylation Based Predictor of Mortality” technology

●	Launched new website www.gwgh.com in early November to better communicate our investment products and long-term corporate strategy

(1)	See non-GAAP Financial Measures below.

(2)	We calculate adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value measurements required by GAAP. We net this actuarial gain against our adjusted costs during the same period to calculate adjusted non-GAAP net income.

(3)	Includes cash, cash equivalents, restricted cash, policy benefits receivable, if any, and amounts available, if any, on our senior credit facilities

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“We executed on numerous key objectives this quarter, which include securing a new long term credit facility; raising a record amount of capital; purchasing policies from our direct origination sources; recruiting increasing numbers of life insurance agents to send us policies directly for acquisition; achieving DTC closings for all of our investment products; acquiring new technology that promises to improve our underwriting capabilities; and launching a new corporate website that highlights our strategic plans for our long-term future success in the insurance marketplace,” commented Jon Sabes, GWG Holdings’ Chief Executive Officer. “The groundwork completed this quarter continues to improve all aspects of our business that are foundational to our future growth and profitability.”

Third Quarter 2016 Financial Summary

Total revenue for the third quarter ended September 30, 2016 was $13.9 million, as compared to $8.3 million for the same period in 2015. Realized gain from policy benefits for the third quarter was $4.2 million, as compared to $0.3 million for the same period in 2015. The Company recognized $5.3 million of life insurance policy benefits in the third quarter, as compared to $0.4 million in the same period of 2015. Total revenue from new policy purchases during the third quarter was $11.7 million, as compared to $7.4 million for the same period in 2015.

Total operating expenses for the third quarter of 2016 were $18.3 million, as compared to $14.0 million for the same period in 2015. The increase was due to additional interest expense as a result of higher debt balances outstanding and greater spending across many of our functional areas as we continue to experience record growth in our financial products distribution platform and in our proprietary life insurance policy origination channels.

“We continue to produce record results against our key operating targets, which we believe sets the stage for consistent profitability and growth in the value of the Company,” said William Acheson, GWG Holdings’ Chief Financial Officer. “Additionally, we see the continued emergence of the secondary market for life insurance as a viable and valuable alternative for seniors seeking post retirement financial solutions,” Acheson continued. “The combination of operational execution, a large and emerging market and the new long term credit facility that we secured during the quarter, solidifies GWG’s position as the market leader.”

Gain on Life Insurance Policies

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Change in est. probabilistic cash flows	$14,303,000	$7,777,000	$41,459,000	$27,601,000
Premiums and other fees paid	(11,784,000)	(6,603,000)	(29,225,000)	(19,069,000)
Fair value of matured policies	(1,966,000)	(149,000)	(14,383,000)	(14,909,000)
Change in life expectancy evaluation	(2,470,000)	(2,319,000)	(3,199,000)	(3,202,000)
Change in discount rates	(462,000)	1,783,000	460,000	4,570,000
Unrealized gain on acquisitions	11,668,000	7,423,000	29,509,000	12,546,000
Realized gain on maturities	4,221,000	277,000	26,986,000	25,909,000
Gain on life insurance policies	$13,510,000	$8,189,000	$51,607,000	$33,446,000

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Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,272,078,000
Average face value per policy	$2,035,000
Average face value per insured life	$2,263,000
Weighted average age of insured (yrs.)	81.8
Weighted average life expectancy estimate (yrs.)	6.8
Total number of life insurance policies	625
Number of unique lives	562

Demographics	73% Males; 27% Females

Number of smokers	24
Largest policy as % of total portfolio	0.79%
Average policy as % of total portfolio	0.16%
Average annual premium as % of face value	3.33%

Distribution of Policies and Policy Benefits by Current Age of Insured

					Percentage of Total
Min Age	Max Age	Contracts	Contract Benefits	Wtd. Avg. Life Expectancy (yrs.)	Number of Contracts	Contract Benefits
90	96	55	$105,815,000	2.4	8.8%	8.3%
85	89	155	$331,989,000	4.8	24.8%	26.1%
80	84	152	$385,904,000	6.7	24.3%	30.3%
75	79	115	$251,466,000	9.2	18.4%	19.8%
70	74	87	$120,791,000	9.8	13.9%	9.5%
65	69	61	$76,113,000	10.1	9.8%	6.0%
Total		625	$1,272,078,000	6.8	100.0%	100.0%

Life Insurance Portfolio Activity

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Total policy benefits purchased	$122,580,000	$72,965,000	$361,600,000	$129,515,000
Total life insurance policies purchased	82	30	245	60
Average policy benefit purchased	$1,495,000	$2,432,000	$1,476,000	$2,159,000
Direct[1] policy benefits purchased	$14,958,000	$8,920,000	$34,511,000	$16,668,000
Direct[1] insurance policies purchased	28	10	66	19

(1)	Purchases directly through financial advisors and life insurance agents without the involvement of a life settlement broker

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Trailing 12-Month Policy Benefits Recognized and Premiums Paid

Quarter End Date	Portfolio Face Amount	12-Month Trailing Policy Benefits Collected	12-Month Trailing Policy Premiums Paid	12-Month Trailing Benefits/Premium Coverage Ratio
June 30, 2014	784,652,000	6,300,000	22,598,000	27.9%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.6%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.6%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.6%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%

Conference Call Details

Management will host a conference call today at 4:00 pm Eastern Time to discuss the Company's financial results. The conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 5575770. The call may also be accessed via webcast on the Company’s website at investors.gwglife.com.

A replay of the call will be available through Tuesday, November 15, 2016 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international), using the passcode 5575770.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) is a specialty finance company and a leader in the life insurance secondary market. GWG is dedicated to creating a vibrant life insurance secondary market for the economic benefit of seniors with life insurance who are seeking post-retirement financial solutions, investors seeking yield derived from non-correlated assets, financial advisors seeking value-added products and services for their clients, and shareholders seeking to gain from the realization of this marketplace. As of September 30, 2016, GWG’s growing portfolio consisted of over $1.27 billion in face value of policy benefits. Since 2006, GWG has purchased over $2.2 billion in life insurance policy benefits and paid seniors more than $379 million for their life insurance.

For more information about GWG Holdings, email info@gwglife.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:

Larry Clark (310) 622-8223

Financial Profiles, Inc.

GWGH@finprofiles.com

Media Contacts:

Shileen Weber

Head of Marketing and Communications

GWG Holdings, Inc.

(612) 839-5088

sweber@gwglife.com

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2016 (unaudited)	December 31, 2015
A S S E T S
Cash and cash equivalents	$18,773,828	$34,425,105
Restricted cash	15,688,025	2,341,900
Investment in life insurance contracts, at fair value	477,585,100	356,649,715
Secured MCA advances	6,113,831	-
Life insurance contract benefits receivable	6,129,022	-
Other assets	3,131,107	2,461,045
TOTAL ASSETS	$527,420,913	$395,877,765

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior Credit Facilities	$63,699,385	$63,279,596
Series I Secured Notes	17,553,307	23,287,704
L Bonds	379,858,737	276,482,796
Accounts payable	2,442,449	1,517,440
Interest payable	13,633,640	12,340,061
Other accrued expenses	645,343	1,060,786
Deferred taxes, net	3,242,586	1,763,968
TOTAL LIABILITIES	$481,075,447	$379,732,351

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,649,665 and 2,781,735; liquidation preference of $19,872,000 and $20,863,000 on September 30, 2016 and December 31, 2015, respectively)	19,772,931	20,784,841

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 33,201 on September 30, 2016)	33,176,600	-

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,980,190 and 5,941,790 on September 30, 2016 and December 31, 2015)	5,980	5,942
Additional paid-in capital	15,226,449	17,149,391
Accumulated deficit	(21,836,494)	(21,794,760)
TOTAL STOCKHOLDERS’ EQUITY	46,345,466	16,145,414

TOTAL LIABILITIES & EQUITY	$527,420,913	$395,877,765

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
REVENUE
Gain on life insurance contracts, net	$13,509,755	$8,189,261	$51,606,815	$33,446,556
MCA income	286,225	-	654,441	-
Interest and other income	124,998	93,841	341,098	233,516
TOTAL REVENUE	13,920,978	8,283,102	52,602,354	33,680,072

EXPENSES
Interest expense	11,983,968	8,650,149	32,009,934	23,149,030
Employee compensation and benefits	2,912,463	2,308,246	8,450,168	6,180,886
Legal and professional fees	586,830	822,077	3,097,312	1,988,261
Other expenses	2,863,212	2,231,341	7,608,057	5,646,402
TOTAL EXPENSES	18,346,473	14,011,813	51,165,471	36,964,579

INCOME (LOSS) BEFORE INCOME TAXES	(4,425,495)	(5,728,711)	1,436,883	(3,284,507)
INCOME TAX EXPENSE (BENEFIT)	(1,428,130)	(2,097,633)	1,478,617	(664,905)

NET INCOME (LOSS)	$(2,997,365)	$(3,631,078)	$(41,734)	$(2,619,602)

Loss attributable to preferred shareholders	421,026	343,644	1,103,896	1,041,648
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,576,339)	$(3,287,434)	$1,062,162	$(1,577,954)
NET INCOME (LOSS) PER SHARE
Basic	$(0.50)	$(0.61)	$(0.01)	$(0.44)
Diluted	$(0.50)	$(0.61)	$0.13	$(0.44)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,978,322	5,937,320	5,962,938	5,894,956
Diluted	5,978,322	5,937,320	8,092,196	5,894,956

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Non-GAAP Financial Measures

GWG uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of growth.

Non-GAAP financial measures disclosed by GWG are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
REVENUE
GAAP net income	$(2,997,365)	$(3,631,078)	$(41,734)	$(2,619,602)
Unrealized fair value (1)	(21,073,226)	(14,516,881)	(53,846,155)	(26,651,363)
Adjusted cost basis increase (2)	19,948,537	13,344,825	51,688,501	37,987,878
Accrual of unrealized actuarial gain (3)	11,769,210	9,200,886	29,339,217	21,416,778
Total adjusted non-GAAP income (4)	7,647,156	4,397,752	27,139,829	30,133,691
Adjustments to income	421,026	343,644	1,103,896	1,041,648
Non-GAAP income attributable to common shareholders	8,068,182	4,741,396	28,243,725	31,175,339
Non-GAAP net income per share:
Basic	1.28	0.74	4.55	5.11
Diluted	0.98	0.59	3.49	3.91
Average shares outstanding:
Basic	5,978,322	5,937,320	5,962,938	5,894,956
Diluted	8,201,644	8,004,124	8,092,196	7,964,687

(1)	Reversal of unrealized fair value gain of life insurance policies.

(2)	Adjusted cost basis is increased to include those acquisition, financing and servicing expenses which are not capitalized under GAAP.

(3)	Accrual of actuarial gain at expected internal rate of return based on the non-GAAP investment cost basis for the applicable period.

(4)	We must maintain an annual positive consolidated net income, calculated on a non-GAAP basis, to maintain compliance with our DZ Bank/Autobahn revolving credit facility.

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